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                                                                    EXHIBIT 99.2

                             DART GROUP CORPORATION

                    Resolution of the Executive Committee
            of the Board of Directors by Unanimous Written Consent


WHEREAS, plaintiff Ronald S. Haft and intervenors Alan R. Kahn and The Tudor Trust have submitted a proposed settlement of Haft v. Dart Group Corporation, C.A. No. 13736 (Del. Ch.) in which Ronald S. Haft sued to enforce the stock option contained in his employment agreement and Dart counterclaimed for recision of his agreement;

WHEREAS, this proposed settlement has been reviewed extensively by the Executive Committee members in consultation with legal counsel;

WHEREAS, counsel for plaintiff has repeatedly requested that the Executive Committee explain any reasons it may have for believing that the proposed settlement is not in Dart's best interests, even though the Court has not scheduled consideration of the merits of the proposal; and

WHEREAS, the Executive Committee favors a settlement of this action, if possible, and wants the parties to understand fully the reasons why it cannot accept the settlement proposed;

IT IS HEREBY RESOLVED,

         (1) that the Executive Committee has determined that the settlement proposed by plaintiff and intervenors is not in the best interests of Dart;

         (2) that the attached submission sets forth the reasons for the Executive Committee's rejection of this proposed settlement; and

         (3) that this Resolution and submission should be disclosed to the parties and the Court at this time to further understanding of the issues implicated by the settlement proposal and facilitate efforts to resolve this action.


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
APPROVED:                                     DATE:

/S/ Douglas M. Bregman                        March 7, 1995
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Douglas M. Bregman


/S/ Larry G. Schafran                         March 7, 1995
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Larry G. Schafran


/S/ Bonita A. Wilson                          March 7, 1995
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Bonita A. Wilson
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